THE MIDLAND COMPANY

			    7000 Midland Boulevard
			      Amelia, Ohio 45102


			   NOTICE OF ANNUAL MEETING
			      AND PROXY STATEMENT


TO THE SHAREHOLDERS OF THE MIDLAND COMPANY:

We are providing you notice that the Annual Meeting of the Shareholders of The Midland Company will be held at the Company's offices, 7000 Midland Boulevard, Amelia, Ohio 45102, on Thursday, April 12, 2001 at 10 a.m. (eastern time), for the following purposes:

	1. To elect six members of the Board of Directors to hold office for three year terms.

	2. To ratify and approve the appointment of Deloitte & Touche, LLP as independent public accountants for fiscal year 2001.

	3. To transact any other business that may lawfully come before the meeting.

At the time of this notice, the items listed above are the only items of business that the Board of Directors either intends to present or know will be presented at the meeting.

You are urged to be present at the annual meeting. If you do not plan on attending the meeting, however, and wish your stock to be voted, please date, fill in and sign the enclosed proxy form and mail it to us in the enclosed pre-paid return envelope. It is important that your shares are represented and voted at the meeting and we hope that you will return the enclosed proxy card.

You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 2, 2001.

DATED AT AMELIA, OHIO THIS 13th DAY OF MARCH, 2001.





					JOHN I. VON LEHMAN
					Secretary

			      TABLE OF CONTENTS


General Information                                                       1
Election of Directors                                                   2-3
Ratification of Appointment of Accountants                                3
Director Compensation                                                     4
Board Committees                                                        4-5
Report of the Compensation Committee                                    5-6
Report of the Audit Committee                                             6
Principal Shareholders                                                  7-8
Directors and Executive Officers                                       9-11
Certain Relationships and Related Transactions                        11-12
Directors and Executive Officers Stock Ownership                      13-14
Section 16 Beneficial Ownership Reporting Compliance                     14
Compensation Committee Interlocks                                        14
Summary Compensation Table                                            15-16
Long-Term Incentive Awards                                               16
Option Grants in Last Fiscal Year                                        17
Aggregate Option / SAR Exercised                                         17
Change in Control Arrangements                                           17
Five Year Total Return                                                   18
Shareholder Proposals for Next Year                                      18
Cost of Solicitation                                                     18
Directions to The Midland Company                                        19
Questions                                                                19
Appendix I - Audit Committee Charter                                  20-22

GENERAL INFORMATION

Who may vote

Shareholders of Midland, as recorded in our stock register on March 2, 2001, may vote at the meeting. As of that date, Midland had 8,911,345 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Midland's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposal or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the ratification of Deloitte & Touche LLP as Midland's independent public accountants for fiscal year 2001.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you wish to vote.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Midland's Secretary in writing at the address under "Questions?" on page 19.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes Needed

The six director candidates receiving the most votes will be elected to fill the available seats on the Board. Ratification of Deloitte & Touche LLP as the Company's public accountants requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other Matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The Board of Directors oversees the management of the Company on your behalf. The Board reviews Midland's long-term strategic plans and exercises direct decision-making authority in key areas, such as choosing the executive officers, setting the scope of their authority to manage the Company's day-to-day business and evaluating management's performance.

Midland's Amended and Restated Code of Regulations provides that the Board of Directors consists of three classes of directors, Class I, II, and III. Each class is elected for a three-year term with one class being elected each year. The terms of the Class III directors expire at the 2001 Annual Meeting of Shareholders, the terms of Class I directors expire at the 2002 Annual Meeting of Shareholders and the terms of the Class II directors expire at the 2003 Annual Meeting of Shareholders.

Five out of our six director nominees are not Midland employees. Only non-employee directors serve on our Audit and Compensation Committees. Personal information on each of our nominees is provided below.

The Board is nominating for reelection all of its current Class III Directors:
J. P. Hayden, Jr., William T. Hayden, John M. O'Mara, Glenn E. Schembechler, Francis Marie Thrailkill, OSU Ed.D. and John I. Von Lehman. All Class III Directors will hold office until the annual meeting in 2004 and until their successors have been elected and qualified.

The following Class II Directors have been elected to serve until the annual meeting in 2003 and until their successors have been elected and qualified:
Michael J. Conaton, Jerry A. Grundhofer, Joseph P. Hayden III, William J. Keating and John R. LaBar.

The following Class I directors have been elected to serve until the annual meeting in 2002 and until their successors have been elected and qualified:
James E. Bushman, James H. Carey, John W. Hayden, Robert W. Hayden and David B. O'Maley.

Board meetings last year:  4

Proxies solicited by the Board will be voted for the election of the Class III Director nominees. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of Midland not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate their votes.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board of Directors.

The Board recommends that you vote FOR each of the Class III directors nominated for reelection:

J. P. Hayden, Jr.       Mr. Hayden's term as a Director expires in 2001.  Mr.
Age 71                  Hayden is Chairman of the Executive Committee of the
Director since 1961     Company's Board of Directors.  From April 1998 until
			April 2000, Mr. Hayden served as an officer of the Company in his capacity as Chairman of the Executive
			Committee of the Board of Directors.  From 1980 through
			April 1998, Mr. Hayden served as the Chairman of the Board and Chief Executive Officer of the Company and from 1960 through 1979 as President of the Company.
			Mr. Hayden has served the Company and its subsidiaries in various capacities since 1950. Mr. Hayden has also served as a Director of Firstar Corporation and Firstar
			Bank, N.A. (or its predecessor(s)) since 1973.

William T. Hayden       Mr. Hayden's term as a Director expires in 2001.  Mr.
Age 47                  Hayden has been an attorney in private practice for
Director since 1994     over five years and was formerly a partner of the law
			firm of Cohen, Todd, Kite & Stanford in Cincinnati,
			Ohio.

John M. O'Mara          Mr. O'Mara's term as a Director expires in 2001.  Since
Age 73                  1990, Mr. O'Mara has served as a financial consultant,
Director since 1983     has provided general business advice to corporations and
			has acted as a consultant to parties in leveraged buy-out transactions. Prior to 1990, Mr. O'Mara was Chairman and Chief Executive Officer of Global Natural
			Resources, Inc.  Mr. O'Mara is a Director of Baldwin &
			Lyons, Inc. and Plantronics, Inc.

Glenn E. Schembechler   Mr. Schembechler's term as a Director expires in 2001.
Age 71                  Mr. Schembechler is a Professor Emeritus at the
Director since 1981     University of Michigan.  Mr. Schembechler served as
			President of the Detroit Tigers Baseball Club from 1990 to 1992 and served as Athletic Director and Head
			Football Coach at the University of Michigan until 1990.
			Mr. Schembechler is also a Director of Riddell Sports,
			Inc.

Francis Marie           Sister Thrailkill was appointed as a Director by the
Thrailkill, OSU Ed.D.   Board of Directors of the Company effective January 25,
Age 63                  2001 to fill a vacancy created as a result of George R.
Director since January  Baker's retirement from the Board.  Sister Thrailkill
25, 2001                is President of the College of Mount St. Joseph in
			Cincinnati, Ohio and has served in this capacity since
			1987.  Previously, Sister Thrailkill was president of
			Springfield College in Illinois. Sister Thrailkill also serves on the Advisory Board of Firstar Bank, N.A.

John I. Von Lehman      Mr. Von Lehman's term as a Director expires in 2001.
Age 48                  Mr. Von Lehman is Executive Vice President, Chief
Director since 1991     Financial Officer and Secretary of the Company.  Mr.
			Von Lehman has served the Company in various capacities with progressively increasing responsibilities since
			1980.

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
 (Item 2 on the Proxy Card)

The Board is seeking shareholder ratification of its selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 2001. This firm of independent and certified public accountants has performed the annual audit of Midland and its predecessor, Midland-Guardian Co., since 1952. An affirmative vote of a majority of common shares voting at the meeting is required for ratification. If ratification is not obtained, the Audit Committee of the Board of Directors will select other auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Shareholders' Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal year ended 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

	Audit Fees                              $253,800

	Financial Information Systems
	Design and Implementation Fees                 0 {b}

	All Other Fees                            67,800 {a}{b}
						--------
						$321,600
						========

{a} Includes fees for tax consulting and other non-audit services.

{b} The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

DIRECTOR COMPENSATION

Non-employee directors of Midland receive $16,000 per year for serving as a member of the Board of Directors. They also receive $2,000 for each regular or special Board of Directors meeting attended. In addition, Midland pays non-employee directors serving as chairs of committees $1,000 annually. Members of committees receive $750 per committee meeting attended. During 2000, Jerry A. Grundhofer, attended less than 75% of the Board of Director's meetings.

Non-employee directors may defer receipt of some or all of their annual fees, attendance fees and committee fees under Midland's Non-Employee Director Deferred Compensation Plan. Under this Deferred Compensation Plan, non-employee directors may either invest deferred compensation in Midland stock equivalents or may receive a fixed rate of return on compensation they have deferred.

Non-employee directors received an annual option grant in 2000 entitling the director to purchase 2,000 shares of Midland common stock. Directors who are employees of Midland or who are presently under consulting agreements with Midland do not receive any compensation for serving as a director (other than director options). The net value realized from the exercise of options or restricted grants in 2000 by non-employee directors was $55,001.

The Company maintains a split-dollar life insurance program for J.P. Hayden, Jr., a director and a former executive officer of the Company. Under this program, the Company has purchased life insurance policies on the lives of J.P. Hayden, Jr. and his wife. J.P. Hayden, Jr. is responsible for a portion of the premiums and the Company pays the remainder of the premiums on the life insurance policies. The amount of premium advanced by the Company in 2000 was $577,836. No interest is charged on the amount advanced but repayment of such amount is secured by collateral assignment of the policies. Upon the death of J.P. Hayden, Jr. and his wife, the Company will be entitled to receive that portion of the benefits paid under the life insurance policy equal to the premiums paid by the Company on that policy. In the event of surrender of a policy prior to death of an insured, the Company would recover the premiums it has paid from the cash surrender value of the policy or from the insureds. The life insurance trust established by the decedent will receive the remainder of the death benefits. The economic value of the benefit for the period the funds were advanced during 2000, using the Demand Loan Approach and the Company's average commercial paper rate of 6.14%, is $189,407 for J.P. Hayden, Jr. and his wife.

Midland maintains split-dollar life insurance programs for Robert W. Hayden and John R. LaBar who are both directors and former officers of the Company. In 2000, Midland advanced $234,293 in premiums for Robert W. Hayden and $275,104 in premiums for John R. LaBar. No interest is charged on the amounts advanced.
The economic value of the benefits for the funds advanced in 2000 was $75,911 for Robert W. Hayden and $90,744 for John R. LaBar.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee.

The Audit Committee is responsible for facilitating the Board of Directors' financial oversight responsibilities for the Company. It also recommends the appointment of independent accountants and reviews the relationship between the Company and its independent accountants.

Committee members: James E. Bushman, James H. Carey, John M. O'Mara and Glenn E. Schembechler.
James H. Carey, Chairman

Meetings last year: 4

The Compensation Committee is responsible for reviewing and establishing compensation for the senior executive officers of Midland.

Committee members: James E. Bushman, James H. Carey, William J. Keating and David B. O'Maley.
William J. Keating, Chairman

Meetings last year: 4

The Executive Committee has the authority, during intervals between meetings of the Board of Directors, to exercise all powers of the Board of Directors other than that of filling vacancies in the Board of Directors or in any committee of the Board of Directors.

Committee members: James E. Bushman, Michael J. Conaton, J.P. Hayden, Jr., John W. Hayden, Joseph P. Hayden III, William J. Keating and John M. O'Mara.
J. P. Hayden, Jr., Chairman

Meetings last year: 2

The Governance Committee. The Board of Directors established a Governance Committee at the Board's regular quarterly meeting in October 1999. The Board initially assigned to the Committee responsibility for oversight of corporate compliance and corporate ethics and for matters pertaining to Board structure, membership and diversity. The Committee held its inaugural meeting on December 4, 1999, establishing compliance as its first priority. The Committee instructed the Company's Chief Compliance Officer ("CCO") to provide quarterly reports of the Company's compliance and ethics initiatives. During 2000, Committee members received copies of the CCO's quarterly report in advance of the Board's regular quarterly meetings. Committee members discussed these reports informally amongst themselves and copies of the reports were distributed to the full
Board at the Board's regular meeting. In addition, the Committee's Chairperson reported on compliance efforts during each meeting of the full Board. These communications made it unnecessary for the Committee to meet separately in 2000.

Committee Members: Jerry A. Grundhofer, William T. Hayden and David B. O'Maley. William T. Hayden, Chairman

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Midland's Compensation Committee is composed of Messrs. Bushman, Carey, Keating and O'Maley. All four members are independent, non-employee directors.

The Company's compensation policy is designed to attract and retain qualified executive officers, to reward them for profitable corporate performance and to provide incentives for them to create short-term and long-term corporate stability and growth. Accordingly, the Company's compensation package for its executive officers consists of base salary, short-term incentive compensation and long-term incentive awards. The level of these compensation components is determined by the Compensation Committee.

During 1999, the Committee engaged Towers Perrin, a national compensation consultant, to give advice with respect to the Company's executive compensation program for 2000. The consultant determined a peer group of companies in the insurance industry and surveyed available compensation data for such companies to ascertain competitive levels of base compensation, short-term incentive compensation and long-term incentive awards.

The Committee sets base salaries at levels the Committee believes are sufficient to attract and retain qualified executives, including the Chairman of the Board and the Chief Executive Officer. Based on the consultant's recommendations and the Company's 1999 favorable financial results, particularly with respect to its record net income from operations for the year, the Committee determined to award raises in base salary for 2000 of approximately 8% to both the Chairman of the Board and the Chief Executive Officer. In addition, the Committee, in determining the base salaries for the both the Chairman of the Board and the Chief Executive Officer, considered the factors referred to above, as well as the compensation payable to the chief executive officers of other specialty insurance companies with comparable asset size and premium income. Based on these factors, the base salary for both the Chairman of the Board and the Chief Executive Officer was set at $350,000 in 2000.

As a result of the consultant's recommendations, the Company also implemented a new program for short-term incentive compensation and long-term incentive awards. With respect to short-term incentive compensation, the consultant proposed, and the Company implemented, a plan that ties executive bonuses to the achievement of stipulated goals for top-line revenue growth, profitability and the efficient use of the Company's capital as measured by the Company's after-tax return on beginning shareholders' equity. During 2000, the short-term incentive compensation earned by the Chairman of the Board was $384,895. The Chief Executive Officer's short-term incentive compensation for 2000 was $384,895.

With respect to long-term incentive awards, the consultant recommended, and the Committee implemented, a program that would tie a portion of executive stock awards to specific performance measures. The specific measure selected was a target of growth in shareholders' equity per share over a three-year period. Long-term incentive awards are made under the Company's 1992 Associate Incentive Stock Plan, as amended, which authorizes restricted stock awards, stock option grants, performance share awards and stock appreciation rights. During 2000, stock options and performance shares were awarded to both the Chairman of the Board and the Chief Executive Officer, and to other executive officers as set forth in the Summary Compensation Table.

The Compensation Committee has designed compensation policies for its executive officers using short-term incentive compensation and long-term incentive awards to meet the criteria for deductibility under Section 162(m) of the Internal Revenue Code.

Respectfully submitted,

Compensation Committee
James E. Bushman
James H. Carey
William J. Keating, Chairman
David B. O'Maley

REPORT OF THE AUDIT COMMITTEE

Midland's Audit Committee is composed of Messrs. Bushman, Carey, O'Mara and Schembechler. In accordance with the Audit Committee's Charter, as adopted by the Company's Board of Directors, the Audit Committee's primary function is to facilitate the Board of Directors' financial oversight responsibilities concerning the Company. Consistent with the Committee's Charter, each of the four Audit Committee members is an independent director, as that term is defined by NASD Rules. A copy of the Audit Committee Charter is included as Appendix I to this Proxy Statement. The Charter outlines the activities and responsibilities of the Committee.

For the year 2000, the Committee met four times. In discharging its duties and responsibilities, the Audit Committee:
	- reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with management;
	- discussed with the independent auditors the matters required to be
	  discussed by Statement on Auditing Standards No. 61, as amended;
	- received from the independent auditors a formal written statement
	  describing all relationships between the auditors and the Company that might affect the auditors' independence as required by Independence Standards Board Standard No. 1;
	- discussed with the independent auditors any relationships that may impact their objectivity and independence; and
	- determined that the provision of non-audit services provided to the Company by the auditors for 2000 is compatible with maintaining the auditors' independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
James E. Bushman
James H. Carey, Chairman
John M. O'Mara
Glenn E. Schembechler

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 2, 2001, the holdings of persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Information has been furnished by persons listed and/or has been obtained from reports filed by the persons listed with the Securities and Exchange Commission ("SEC").

					   Amount and Nature of      Percent
Name and Address of Beneficial Owner       Beneficial Ownership      of Class
-------------------------------------      --------------------      --------

J. P. Hayden, Jr. & Lois T. Hayden              1,320,062(1)           14.8%
7000 Midland Boulevard
Amelia, Ohio 45102

Robert W. Hayden                                1,246,761(2)           14.0%
7000 Midland Boulevard
Amelia, Ohio 45102

William T. Hayden                                 690,601(3)            7.7%
7000 Midland Boulevard
Amelia, Ohio 45102

Gabelli Fund                                      729,500               8.2%
One Corporate Center
Rye, NY 10580

Burgess L. Doan                                   624,033(4)            7.0%
5710 Wooster Road
Cincinnati, Ohio 45227

John R. LaBar                                     605,706(5)            6.8%
7000 Midland Boulevard
Amelia, Ohio 45102

John W. Hayden                                    471,564(6)            5.3%
7000 Midland Boulevard
Amelia, Ohio 45102



(1) J. P. Hayden, Jr. and Lois T. Hayden are husband and wife. Their beneficial ownership includes 81,252 shares over which J.P. Hayden, Jr. has sole voting and investment power, 322,197 shares over which he has sole voting power only and 9,000 shares that may be acquired through exercise of options within 60 days of March 2, 2001. Such ownership also includes 258,262 shares owned by Hayden Investments Limited Partnership ("HILP"). Lois T. Hayden is the sole shareholder of the general partner of HILP and owns all of the limited partnership interests of HILP. She also has sole voting and investment powers over the shares owned by HILP. Mr. Hayden's beneficial ownership also includes 649,351 shares owned by J&L Hayden Holdings Limited Partnership ("J&L Holdings"). Mrs. Hayden controls all voting for the general partner of J&L Holdings and is a 1% limited partner. Mrs. Hayden also has sole voting and investment power over the shares owned by J&L Holdings.

(2) Robert W. Hayden's beneficial interest includes 462,232 shares over which Mr. Hayden has sole voting and investment power, 7,500 shares over which he has sole voting power and 6,500 shares that may be acquired through exercise of options within 60 days of March 2, 2001. Mr. Hayden's beneficial interest also includes 770,529 shares owned by the
	R. Hayden Investments Limited Partnership, of which Mr. Hayden is the sole general and limited partner.

(3) William T. Hayden's beneficial interest includes 9,518 shares owned by Mr. Hayden's wife, 258,976 shares over which Mr. Hayden has sole voting and investment power, 228,923 shares over which he shares voting and investment power, 177,684 shares over which he shares investment power only and 15,500 shares that may be acquired through exercise of options within 60 days of March 2, 2001. With regard to the shares to which Mr. Hayden shares voting and investment power, Mr. Hayden shares such power over: (a) 132,979 shares held in trust as a co-trustee with Burgess L. Doan; (b) 53,163 shares held in trust as co-trustee with John W. Hayden; and (c) 24,753 shares held in trust as co-trustee with Joseph P.
	Hayden III. With regard to the shares to which Mr. Hayden shares investment power only, Mr. Hayden shares investment power as co-trustee with John W. Hayden. J. P. Hayden, Jr. has the voting power over all of the shares which William T. Hayden shares investment power only.

(4) Burgess L. Doan's beneficial ownership includes 58,722 shares over which Mr. Doan has sole voting and investment power. In addition, Mr. Doan shares voting and investment power over 415,890 shares held in trust under an agreement with J. Page Hayden who is deceased. J.P. Hayden, Jr. is among the beneficiaries of the J. Page Hayden trust entitled to receive distribution of income. These trust shares are not shown as beneficially owned by J.P. Hayden, Jr. Mr. Doan also shares voting and investment power over 132,979 shares held in trust as a co-trustee with William T. Hayden and 8,428 shares held in trust as co-trustee with Joseph P. Hayden III.

(5) John R. LaBar's beneficial interest includes 538,706 shares over which Mr. LaBar has sole voting and investment power, 7,500 shares over which he has sole voting power, 53,000 shares owned by his wife and 6,500 shares that may be acquired through exercise of options within 60 days of March 2, 2001.

(6) John W. Hayden's beneficial interest includes 149,729 shares over which Mr. Hayden has sole voting and investment power, 30,000 over which he has sole voting power, 95,021 shares over which he shares voting and investment power, 193,639 shares over which he shares investment power only, and 3,175 shares that may be acquired though exercise of options within 60 days of March 2, 2001. With regard to the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 53,163 shares held in trust as co-trustee with William T. Hayden; and (b) 41,858 shares held in trust as co-trustee with Joseph P. Hayden III. Mr. Hayden shares investment power only over: (a) 72,513 shares held in trust as co-trustee with Joseph P. Hayden III; and (b) 121,126 shares held in trust as co-trustee with William T. Hayden. J.P. Hayden, Jr. has the voting power over all of the shares over which John W. Hayden shares investment power only.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning Midland's directors and certain executive officers for 2000:

	Name                            Age             Position
------------------------                ---     --------------------------------

Joseph P. Hayden III (1)                48      Chairman of the Board and
						Chief Operating Officer

John W. Hayden (1)                      43      President, Chief Executive
						Officer and Director

John I. Von Lehman                      48      Executive Vice President, Chief
						Financial Officer, Secretary and
						Director

Paul T. Brizzolara                      43      Executive Vice President, Chief
						Legal Officer and Assistant
						Secretary

Elisabeth E. Baldock                    42      Vice President Human Resources &
						Learning

W. Todd Gray                            33      Treasurer

James E. Bushman (1)(2)(3)              56      Director

James H. Carey (2)(3)                   68      Director

Michael J. Conaton (1)                  67      Director

Jerry A. Grundhofer (4)                 56      Director

J. P. Hayden, Jr. (1)                   71      Chairman of the Executive
						Committee of the Board of
						Directors and Director

Robert W. Hayden                        62      Director

William T. Hayden (4)                   47      Director

William J. Keating (1)(3)               73      Director

John R. LaBar                           69      Director

David B. O'Maley (3)(4)                 54      Director

John M. O'Mara (1)(2)                   73      Director

Glenn E. Schembechler (2)               71      Director

Francis Marie Thrailkill, OSU Ed.D.     63      Director (effective January 25,
						2001)
------------------------------------
(1)     Executive Committee Member
(2)     Audit Committee Member
(3)     Compensation Committee Member
(4)     Governance Committee Member

	Elisabeth E. Baldock. Ms. Baldock has been Vice President of Human Resources & Learning of the Company since October 2000. In addition, since September 2000 she has served as Senior Vice President of American Modern Insurance Group, Inc., a wholly owned subsidiary of the Company. Ms. Baldock has been employed by the Company since 1999. Prior to 1999, Ms. Baldock was an independent human resources consultant, was a Vice President, Human Resource Development, of Catholic Healthcare Partners and served as a consultant with Hay Management Consultants.

	Paul T. Brizzolara. Mr. Brizzolara is Executive Vice President, Chief Legal Officer and Assistant Secretary of the Company. Mr. Brizzolara has served the Company in various capacities with progressively increasing responsibilities since 1982.

	James E. Bushman. Mr. Bushman has been a Director of the Company since 1997. Mr. Bushman's term as a Director expires in 2002. Mr. Bushman is the President and Chief Executive Officer of Cast-Fab Technologies, Inc. and has served in that capacity for over ten years. Mr. Bushman is a Director of Ohio National Fund, Inc., One Fund, Inc. and The Dow Target Variable Fund, LLC.

	James H. Carey. Mr. Carey has served as a Director of the Company since 1971. Mr. Carey's term as a Director expires in 2002. Mr. Carey currently serves as corporate director and advisor and has served as the Managing Director of Briarcliff Financial Associates since 1991. Mr. Carey currently serves as a Director of Airborne Freight Corporation and S. G. Cowen Group of Mutual Funds (7 Funds). Mr. Carey formerly served as the Chief Executive Officer of National Capital Benefits Corporation and as the President and Chief Executive Officer of the Berkshire Bank.

	Michael J. Conaton. Mr. Conaton has served as a Director of the Company since 1969. Mr. Conaton's term as a Director expires in 2003. From April 1998 until April 2000, Mr. Conaton served as an officer of the Company in his capacity as Vice Chairman and from 1988 until April 1998, as President of the Company. Mr. Conaton also served as Vice Chairman of the Board of Directors of the Company from April 1998 until April 2000. Mr. Conaton has served the Company in various capacities since 1961.

	W. Todd Gray. Mr. Gray has been Treasurer of the Company since 1997. Mr. Gray joined the Company in 1994 and served as Internal Audit Manager and then as Assistant Treasurer. Prior to joining the Company, Mr. Gray was employed by Deloitte and Touche LLP.

	Jerry A. Grundhofer. Mr. Grundhofer has served as a Director of the Company since 1998. Mr. Grundhofer's term as a Director expires in 2003. Mr. Grundhofer is the President and Chief Executive Officer of Firstar Corporation and Firstar Bank, N.A. Prior to its merger with Firstar Corporation, Mr. Grundhofer served as the Chairman of the Board, President and Chief Executive Officer of Star Banc Corporation and had served in that capacity since 1993. Mr. Grundhofer is also a Director of Ecolab, Inc.

	John W. Hayden. Mr. Hayden has served as a Director of the Company since 1991. Mr. Hayden's term as a Director expires in 2002. He is the Chief Executive Officer and President of the Company. In addition, Mr. Hayden serves as the Chairman, Chief Executive Officer and President of American Modern Insurance Group, Inc., a wholly owned subsidiary of the Company. Before assuming his current responsibilities, Mr. Hayden was a Senior Executive Vice President of the Company and Vice Chairman of the American Modern Insurance Group, Inc. Mr. Hayden has served in various capacities for the Company and its subsidiaries with progressively increasing responsibilities since 1981. Mr. Hayden is also a Director of Ohio National Financial Services, Inc. and The Ohio National Life Insurance Company.

	Joseph P. Hayden III. Mr. Hayden has served as a Director of the Company since 1989. Mr. Hayden's current term as a Director expires in 2003. Mr. Hayden is Chairman of the Board of Directors and Chief Operating Officer of the Company. Mr. Hayden also serves as Chairman and Chief Executive Officer of M/G Transport Services, Inc., a wholly owned subsidiary of the Company. Mr. Hayden has served in various capacities for the Company and its subsidiaries with progressively increasing responsibilities since 1975.

	J.P. Hayden, Jr. For information concerning Mr. Hayden see "Election of Directors."

	Robert W. Hayden. Mr. Hayden has served as a Director of the Company since 1968. Mr. Hayden's term as a Director expires in 2002. Mr. Hayden retired, effective January 29, 1999, as a Vice President of the Company. Mr. Hayden served the Company and its subsidiaries in various capacities from 1960 until his retirement.

	William T. Hayden. For information concerning Mr. Hayden see "Election of Directors."

	William J. Keating. Mr. Keating has served as a Director of the Company since 1991. Mr. Keating's current term as a Director expires in 2003. Prior to his retirement in 1992, Mr. Keating served as the Chairman, Publisher and Chief Executive Officer of The Cincinnati Enquirer. Mr. Keating had been associated with The Cincinnati Enquirer in various executive capacities since 1973.

	John R. LaBar. Mr. LaBar has served as a Director of the Company since 1963. Mr. LaBar's term as a Director expires in 2003. Mr. LaBar retired as Vice President and Secretary of the Company effective December 31, 1998. Mr. LaBar served the Company and its subsidiaries in various capacities from 1953 until his retirement.

	David B. O'Maley. Mr. O'Maley has served as a Director of the Company since 1998. Mr. O'Maley's term as a Director expires in 2002. Mr. O'Maley is Chairman of the Board, President and Chief Executive Officer of the Ohio National Mutual Holdings, Inc., Ohio National Financial Services, Inc., The Ohio National Life Insurance Company and various affiliates and has served in that capacity since 1994. Mr. O'Maley is also Chairman and Director of the ON Equity Sales Company, Inc. and Ohio National Equities, Inc. Mr. O'Maley has also been a Director of Firstar Corporation and Firstar Bank, N.A. (or its predecessor(s)) since 1995 and is a Director of KGO Development, Inc.

	Glenn E. Schembechler. For information concerning Mr. Schembechler see "Election of Directors."

	Francis Marie Thrailkill, OSU Ed.D. For information concerning Sister Thrailkill see "Election of Directors."

	John I. Von Lehman. For information concerning Mr. Von Lehman see "Election of Directors."

	Periods of service as directors include service as directors of the Company's predecessor, Midland-Guardian Co.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	J. P. Hayden, Jr. and Robert W. Hayden are brothers.  Joseph P.
Hayden III, John W. Hayden and William T. Hayden are brothers and are sons of
J. P. Hayden, Jr. and Lois T. Hayden. Thomas R. Hayden is the son of J. P. Hayden, Jr. and Lois T. Hayden and the brother of Joseph P. Hayden III, John
W. Hayden and William T. Hayden. Thomas R. Hayden is employed by a subsidiary of the Company and earned salary and bonus of $130,531 during 2000. William T. Hayden is an attorney and the Company paid him fees of $210,000 in 2000 for professional services provided to the Company. Dan LaBar is the son of John
R. LaBar and is employed by a subsidiary of the Company. Jeff Martin and Mike Jackson are the brothers-in-law of Joseph P. Hayden III and are employed by a subsidiary of the Company. During 2000, Messrs. Dan LaBar, Martin and Jackson each earned salary and bonus payments of less than $100,000 in 2000.

In 2000, John R. LaBar, a Director of the Company and, until December 31, 1998, Vice President and Secretary of the Company, received $120,000 in consulting fees and other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $20,875. These amounts were paid pursuant to the terms of a Consulting Agreement entered into during 2000. Mr. LaBar also received $134,460 in benefit payments under the Company's pension plans. In 2000, Robert W. Hayden, a Director of the Company and, until January 29, 1999, a Vice President of the Company, received $195,000 in consulting fees and other benefits, including health insurance, club dues and airplane and automobile expenses with a value of $30,912. These amounts were paid pursuant to the terms of a Consulting Agreement entered into during 2000. Under the terms of their consulting agreements, Mr. LaBar's and Mr. Hayden's consulting fees decline annually to $60,000 and $135,000 per year, respectively, in 2002.

J. P. Hayden, Jr., a Director and Chairman of the Executive Committee of the Board and formerly Chairman and Chief Executive Officer of the Company, retired from active employment with the Company effective April 1, 2000. At the time of such retirement, the Company and Mr. Hayden entered into a Consulting Agreement under which Mr. Hayden agreed to serve as a consultant to the Company through December 31, 2005. In 2000, Mr. Hayden received salary payments totaling $181,250 for his services as an Officer of the Company prior to his retirement and received $543,750 in consulting fees from April 1, 2000 through December 31, 2000. During 2000, Mr. Hayden received other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $27,687. Under the terms of the Consulting Agreement, Mr. Hayden's consulting fees from the Company decline annually to $200,000 per year in 2005.

Michael J. Conaton, a Director of the Company and formerly Vice Chairman of the Board and President of the Company, retired from active employment with the Company effective April 1, 2000. At the time of such retirement the Company and Mr. Conaton entered into a Consulting Agreement under which Mr. Conaton agreed to serve as a consultant to the Company through December 31, 2005. In 2000, Mr. Conaton received salary payments totaling $100,000 for his services as an Officer of the Company prior to his retirement and received $300,000 in consulting fees from April 1, 2000 through December 31, 2000. During 2000, Mr. Conaton received other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $18,939. Under the terms of the Consulting Agreement, Mr. Conaton's consulting fees from the Company decline annually to $50,000 per year in 2005.

At the time of their retirement, Mr. J. P. Hayden, Jr. and Mr. Conaton were participants in the Company's Non-Qualified Self-Directed Retirement Plan. On April 1, 2000, Mr. Hayden's balance in the Company's Non-Qualified Self-Directed Retirement Plan was approximately $4.2 million and Mr. Conaton's balance in this plan was approximately $1.3 million. Such amounts accumulate interest at current short-term interest rates until paid. At the time of their retirements, Mr. LaBar and Mr. Robert Hayden were also participants in the Company's Non-Qualified Pension Plans with pension benefits scheduled to be paid out in the form of a lifetime annuity. The estimated present value of the Non-Qualified benefit for Mr. LaBar at April 1, 2001 was calculated at $407,000 and for Mr. Robert Hayden was $405,000. During 2000, the Company amended the Consulting Agreements with each of Messrs. LaBar, Robert Hayden, J. P. Hayden, Jr. and Conaton to provide for the payout of the respective balances of these individuals in the respective Non-Qualified Plans, effective on or about April 1, 2001 and that the Company would gross-up the amount of such payment, such that the present value of the Non-Qualified benefit after payment of taxes by the recipient would be approximately equal to the amount which would have been paid had this benefit been in a Qualified Plan. The Company estimates that the cost to the Company (on a present value basis) of paying out these benefits on or about April 1, 2001 and grossing-up the payment to account for income taxes payable by the recipients is comparable to paying out the Non-Qualified balances over time as scheduled under the respective Plans.

DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP

This table lists the executive officers and directors of Midland and shows how much common stock each owned on March 2, 2001.
						    Common Stock
						 Beneficially Owned
					      ------------------------
		Name                            Amount    Percentage
	-----------------------------------   ----------- ------------

	Joseph P. Hayden III                  384,833 (1)     4.3%

	John W. Hayden                        471,564 (2)     5.3%

	John I. Von Lehman                     30,053 (4)      *

	Paul T. Brizzolara                      6,944 (4)      *

	Elisabeth E. Baldock                      885 (4)      *

	W. Todd Gray                            2,237 (4)      *

	James E. Bushman                       15,500 (4)      *

	James H. Carey                         16,820 (4)      *

	Michael J. Conaton                    149,962 (3)     1.7%

	Jerry A. Grundhofer                     9,500 (4)      *

	J. P. Hayden, Jr.                   1,320,062 (2)    14.8%

	Robert W. Hayden                    1,246,761 (2)    14.0%

	William T. Hayden                     690,601 (2)     7.7%

	William J. Keating                     15,500 (4)      *

	John R. LaBar                         605,706 (2)     6.8%

	David B. O'Maley                        9,500 (4)      *

	John M. O'Mara                         28,700 (4)      *

	Glenn E. Schembechler                  36,380 (4)      *

	Francis Marie Thrailkill, OSU Ed.D.     1,500 (4)      *
					    ______________  ___________
	All Directors and Executive
	Officers as a Group (19 Persons)    5,043,009 (4)    55.7%

*  Less than 1%

(1) J.P. Hayden III's beneficial ownership includes 192,569 shares over which Mr. Hayden has sole voting and investment power, 30,000 shares over which he has sole voting power, 75,678 shares over which he shares voting and investment power, 10,898 shares owned by Mr. Hayden's wife, 72,513 shares over which he shares investment power only, and 3,175 shares that may be acquired through exercise of options within 60 days of March 2, 2001. Of the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over:
	(a) 41,858 shares held in trust as co-trustee with John W. Hayden; (b) 25,392 shares held in trust as co-trustee with William T. Hayden; and
	(c) 8,428 shares held in trust as co-trustee with Burgess L. Doan. Of the shares over which Mr. Hayden shares investment power only, Mr. Hayden shares investment power over those shares as co-trustee with John
	W. Hayden. J.P. Hayden, Jr. has the voting power over all of the shares over which J.P. Hayden III shares investment power only.

(2)     For information concerning the stock ownership of J.P. Hayden, Jr., John
	W. Hayden, Robert W. Hayden, William T. Hayden and John R. LaBar, see "Principal Shareholders."

(3) Michael J. Conaton's beneficial interest includes 28,000 shares over which Mr. Conaton has sole voting power, 112,962 shares over which he has sole voting and investment powers, and 9,000 shares that may be acquired through exercise of options within 60 days of March 2, 2001.

(4) Amount includes the number of shares that may be acquired through exercise of options within sixty (60) days of March 2, 2001 by the following persons: James E. Bushman - 6,500; James H. Carey - 15,500; Jerry A. Grundhofer - 6,500; William J. Keating - 15,500;
	David B. O'Maley - 6,500; John M. O'Mara - 18,500; Glen E. Schembechler
	- 15,500; Sister Francis Marie Thrailkill - 1,500; John I. Von Lehman - 1,725; Paul T. Brizzolara - 900; Elisabeth E. Baldock - 750; W. Todd Gray - 275 and all directors and executive officers as a group 142,500.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Ms. Baldock was late in filing her Form 3 with the Securities and Exchange Commission. Based on a review of the copies of such forms received by it, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements except as noted above.

COMPENSATION COMMITTEE INTERLOCKS

	During 2000, John W. Hayden, Chief Executive Officer of Midland, served as a director of Ohio National Financial Services, Inc. and The Ohio National Life Insurance Company, of which Mr. O'Maley is Chairman of the Board, President and Chief Executive Officer. Mr. O'Maley is a member of Midland's Compensation Committee.

SUMMARY COMPENSATION TABLE

	The following Summary Compensation Table provides an overview of compensation paid, earned or awarded to the Chief Executive Officer and the four other most highly paid executive officers of the Company for 2000.


							   Long Term
			   Annual Compensation        Compensation Awards                 All Other Compensation
			-------------------------  ------------------------       ------------------------------------------
						   Restricted                       Defined
Name and                                             Stock         Options/       Contribution
Principal Position        Year    Salary   Bonus    Awards(1)       SAR's           Plans(2)          Insurance (3)   Other
----------------------------------------------------------------------------------------------------------------------------
Joseph P. Hayden III      2000  $350,000  $384,895  $      0         12,700          $35,193              $540         $ 0
Chairman of the Board     1999   325,000   196,706   335,625              0           22,864               726           0
and Chief Operating       1998   290,000   148,608         0              0           19,737               835           0
Officer

John W. Hayden            2000  $350,000  $384,895  $      0         12,700          $32,034              $360         $ 0
Chief Executive Officer   1999   325,000   196,706   335,625              0           22,864               446           0
and President             1998   290,000   148,608         0              0           19,737               490           0

John I. Von Lehman        2000  $265,000  $170,395  $      0          6,900          $24,600              $387         $ 0
Executive Vice President, 1999   250,000   170,479   134,250              0           18,498               528           0
Chief Financial Officer   1998   230,000   135,098         0              0           16,040               626           0
and Secretary

Paul T. Brizzolara        2000  $175,000  $ 90,020  $      0          3,600          $ 9,271              $150         $ 0
Executive Vice President, 1999   160,000    44,380    22,375              0            7,802               178           0
Chief Legal Officer       1998   130,000         0         0              0            5,850               163           0
and Assistant Secretary

Elisabeth E. Baldock      2000  $147,500  $ 64,008  $      0          3,000          $10,550              $132         $ 0
Vice President-Human      1999    83,333    30,594         0              0            3,153                 0           0
Resources & Learning      1998       n/a       n/a       n/a            n/a              n/a               n/a          n/a

(1) The aggregate number of restricted stock holdings and valuations at December 31, 2000 were as follows: Joseph P. Hayden III, 30,000 shares valued at $832,500; John W. Hayden, 30,000 shares valued at $832,500; John I. Von Lehman, 13,500 shares valued at $374,625; Paul T. Brizzolara, 2,500 shares valued at $69,375; and Elisabeth E. Baldock, 0 shares valued at $0.

(2) Total Company contributions during the year for defined contribution plans.

(3) Insurance amounts represent group term life insurance premiums paid by the Company during the year.

	The Company has a Defined Benefit Pension Plan which provides for the payment of annual benefits to participants upon retirement. Such benefits are based on years of services and the participants' highest compensation during five consecutive years of employment. During 2000, the participants of the pension plan were given a one-time election to opt out of the defined benefit pension plan and enroll in a defined contribution retirement plan. All listed executive officers, except Paul T. Brizzolara, elected to opt out of the defined benefit pension plan and enroll in the new defined contribution plan in 2000.

The 2000 estimated annual benefits (after deduction for social security benefits) payable upon retirement is a straight-line annuity paid from the Defined Benefit Pension Plan and may be individually estimated by reference to the following table:


		--------------------Years of Service-----------------------
Average Annual
Compensation        15           20          25          30          35

  $200,000      $  48,314    $  64,418   $  80,523   $  96,627   $ 112,732
   250,000      $  61,439    $  81,918   $ 102,398   $ 122,877   $ 143,357*
   300,000      $  74,564    $  99,418   $ 124,273   $ 149,127*  $ 173,982*
   350,000      $  87,689    $ 116,918   $ 146,148*  $ 175,377*  $ 204,607*

	For purposes of the Defined Benefit Pension Plan, the credited years of service through 2000 covered by the plan (not to exceed 35 years) for Paul T. Brizzolara, the only named executive officer to continue with the Defined Benefit Plan, was 19 years of service.

	*Under the Internal Revenue Code, the maximum allowable annual benefit payable by the qualified pension plan in 2001 is $140,000. In addition, the maximum pay that can be used to determine the benefit is $170,000. The Board of Directors has approved the payment to participants directly by the Company of any reduction in benefits occasioned by limitations on benefits contained in the Internal Revenue Code.


LONG-TERM INCENTIVE AWARDS

						     Estimated Future Payouts
							 under Non-Stock
							Price-Based Plans
		     Number of      Performance        -------------------
		     or Other        or Other
		    Shares, Units   Period Until
		      Or Other     Maturation or    Threshold  Target  Maximum
	Name          Rights(#)       Payout          Shares   Shares   Shares
	----          ---------       ------          ------   ------   ------
Joseph P. Hayden III    6,000   1/1/2000 - 12/31/2002     0     6,000   12,000
John W. Hayden          6,000   1/1/2000 - 12/31/2002     0     6,000   12,000
John I. Von Lehman      3,300   1/1/2000 - 12/31/2002     0     3,300    6,600
Paul T. Brizzolara      1,700   1/1/2000 - 12/31/2002     0     1,700    3,400
Elisabeth E. Baldock        0                             0         0        0


In 2000, Joseph P. Hayden III, John W. Hayden, John I. Von Lehman and Paul T. Brizzolara were awarded restricted performance shares in the form of a restricted stock grant. The actual number of shares that will ultimately be granted to the respective executive is contingent on the attainment of certain performance objectives based on the growth in the Company's Book Value per share through December 31, 2002 and could range from zero to 200 percent of the original shares awarded.

OPTION GRANTS IN LAST FISCAL YEAR

					    % of Total
			       Number of      Options
			      Securities    Granted to
			      Underlying     Employees
				Options      in Fiscal     Exercise Price     Expiration     Grant Date
	Names                   Granted         2000        ($/Per Share)        Date      Present Value
	-----                   -------         ----        -------------        ----      -------------
Joseph P. Hayden III            12,700          7.9%            $22.75          2/21/10       $121,539
John W. Hayden                  12,700          7.9%            $22.75          2/21/10        121,539
John I. Von Lehman               6,900          4.3%            $22.75          2/21/10         66,033
Paul T. Brizzolara               3,600          2.3%            $22.75          2/21/10         34,452
Elisabeth E. Baldock             3,000          1.9%            $22.75          2/21/10         28,710


Present value amount was calculated using the Black-Scholes methodology.

AGGREGATE OPTION/SAR EXERCISED IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

	The following table sets forth the aggregated options exercised during 2000 and the option value as of December 31, 2000 for the Chief Executive Officer and the four other most highly paid executive officers of Midland under the 1992 Associate Incentive Stock Option Plan.



								     Number of Securities          Value of Unexercised
								    Underlying Unexercised       In-the-Money Options/SARs
								   Options/SARs at Year-End             at Year-End
		     Shares Acquired
      Name             on Exercise        Value Realized           Exercisable/Unexercisable     Exercisable/Unexercisable
      ----             -----------        --------------           -------------------------     -------------------------
Joseph P. Hayden III        -                  -                        12,000 / 12,700               225,000 / 63,500

John W. Hayden              -                  -                        12,000 / 12,700               225,000 / 63,500

John I. Von Lehman        12,000            234,803                          0 / 6,900                      0 / 34,500

Paul T. Brizzolara         1,500             28,641                          0 / 3,600                      0 / 18,000

Elisabeth E. Baldock        -                  -                             0 / 3,000                      0 / 15,000


CHANGE IN CONTROL ARRANGEMENTS

	In January 2000, the Compensation Committee, based upon advice received from an independent compensation consultant, recommended to the Board of Directors that the Company enter into agreements with the senior officers of the Company to provide certain benefits to the officers in the event of a change of control in the Company. In addition, the Compensation Committee recommended that an Employee Retention Plan be implemented to provide certain benefits to the other officers of the Company and its subsidiaries in the event of a change of control. The Board of Directors approved the recommendation of the Compensation Committee and authorized the Company to enter into Corporate Retention Agreements with Joseph P. Hayden, III, John W. Hayden, John I. Von Lehman and Paul Brizzolara. Under these agreements, if a change of control should occur with respect to the Company, and the officer should be terminated, or for good reason resign, from employment with the Company, the Company would be obligated to pay Joseph P. Hayden, III, John W. Hayden and John I. Von
Lehman an amount equal to three times their then-current compensation and Paul Brizzolara an amount equal to two times his then-current compensation. The Company is also obligated to pay additional amounts to offset certain excise tax liabilities payable with respect to such payments.

For purposes of these agreements, a "change in control" is deemed to occur if a shareholder who is not presently a shareholder of the Company acquires more than 33 1/3% of the Company's outstanding common stock, a majority of the Directors of the Company are persons who were not directors when the agreements were entered into and were not nominated to serve by the existing directors or the shareholders of the Company approve any merger, consolidation or reorganization involving the Company.

			    FIVE YEAR TOTAL RETURN
	      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN  *
	 AMONG THE MIDLAND COMPANY, THE RUSSELL 2000 EQUITY INDEX AND
		   THE S&P PROPERTY AND CASUALTY GROUP. **

				 1995      1996    1997    1998    1999    2000
				------    ------  ------  ------  ------  ------
MIDLAND CO                       100       79.63  132.10  153.35  133.47  180.62
RUSSELL 2000 INDEX               100      114.76  138.31  133.54  159.75  153.03
S&P PROPERTY & CASUALTY          100      121.51  176.76  164.47  122.60  190.95


	*       Total return assumes reinvestment of dividends.

	** Assumes $100 invested on December 31, 1995 in The Midland Company common stock, the Russell 2000 Equity Index and the S&P Property and Casualty Group.


SHAREHOLDER PROPOSALS FOR NEXT YEAR

	The deadline for shareholder proposals to be included in the Proxy Statement for next year's meeting is November 13, 2001.

	The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2002 Annual Shareholders' Meeting, it must be received prior to January 28, 2002. If there is a change in the anticipated date of next year's annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

COST OF SOLICITATION

	The cost of preparing and mailing this proxy statement and the accompanying notice of meeting and proxy, and any additional material relating to the meeting, and the cost of soliciting proxies, will be paid by the Company.

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DIRECTIONS TO THE MIDLAND COMPANY ANNUAL SHAREHOLDERS MEETING APRIL 12, 2001

FROM I-75 OR I-71 IN THE GREATER CINCINNATI AREA

I-275 East
Exit Beechmont/Amelia (Rt. 125)
Turn east on Rt. 125
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard

FROM DOWNTOWN CINCINNATI
I-471 South
I-275 North/East to Columbus
Exit Beechmont/Amelia (Rt. 125)
Turn right (east on Rt. 125)
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard

QUESTIONS?

	If you have questions or need more information about the annual meeting, write to:

	John I. Von Lehman
	The Midland Company
	7000 Midland Boulevard
	Amelia, Ohio 45102

	or call us at (513) 943-7100.

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				  APPENDIX I

		   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
				   CHARTER

I.      Purposes and Authority

	The Audit Committee's primary function is to facilitate the Board of Directors' financial oversight responsibilities. In consultation with financial management, the independent accountants and the internal audit department, the Audit Committee (a) reviews the annual financial statements contained in the Annual Report to shareholders; and (b) ensures that management maintains a system of internal controls relating to the Corporation's audit, accounting and financial reporting processes.

	The Audit Committee's primary duties and responsibilities are to:

	- Serve as an independent and objective party, in the areas of the Corporation's accounting practices, financial reporting processes and internal control systems.

	- Monitor the audit efforts of the Corporation's independent accountants and internal auditing department.

	- Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in this Charter.

	To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports
-----------------

1. Review this Charter at least annually and update the Charter as circumstances warrant.

2. Review the financial statements contained in the Annual Report to shareholders and any certification, report or opinion rendered by the independent accountants.

Independent Accountants
-----------------------

3. Recommend to the Board of Directors the selection and/or retention of the Corporation's independent accountants, considering their independence and effectiveness, and recommend the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should receive a written description from the Corporation's independent accountants of all significant relationships the independent accountants have with the Corporation. The Audit Committee should review and discuss with the accountants all significant relationships the independent accountants have with the Corporation to determine the accountants' independence. Additionally, the Audit Committee should take such other action as is appropriate to oversee the independence of the independent accountants.

4. Periodically consult with the independent accountants out of the presence of management about internal controls and the organization's financial statements.

5. With respect to dealings with independent accountants, this Charter does not alter the fact that the independent accountants are ultimately accountable to the full Board and the Audit Committee, as representatives of this Corporation's shareholders. As such, the Audit Committee and Board have the ultimate authority to select, evaluate and, where appropriate, replace (or nominate the replacement of) the independent accountants.

Financial Reporting Process
---------------------------

6. In consultation with financial management, the independent accountants and the internal audit department, ensures management has established and maintained a system for the Corporation's financial reporting processes, both internal and external.

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7.      Discuss with financial management, the independent accountants and the
	internal audit department the assumptions, methods, and practices generally used by the Corporation and its independent accountants in preparing the financial reports that the Corporation prepares for filing and publication.

8. Discuss major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal audit department.

Process Improvement
-------------------

9. Following completion of the Corporation's annual audit, review separately with management, the independent accountants and the internal audit department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

10. Review any significant disagreement among management and the independent accountants or the internal audit department in connection with the preparation of the financial statements.

11. Review with the independent accountants, the internal audit department and management the extent to which changes or improvements in financial or accounting practices, as recommended by the Audit Committee, have been implemented.

Miscellaneous
-------------

12. Review activities, organizational structure and qualifications of the internal audit department.

13. Review with the organization's counsel, any legal matter which is brought to the attention of the Audit Committee by the independent accountants, the internal audit department or management that could have a significant impact on the organization's financial statements.

14. Perform any other activities consistent with this Charter, the Corporation's By-laws and Code of Regulations and applicable law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

II.     Composition

	The Audit Committee shall be comprised of three or more directors. Each member of the Audit Committee shall be an independent director and shall be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements, or shall become able to do so within a reasonable period of time after appointment to the Audit Committee. An "independent director" is a director who (i) is not an officer or employee of the Corporation or its subsidiaries and (ii) does not have a relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board or the Audit Committee. The following persons shall not be considered independent:

	(A) a director who is employed by the Corporation or any of its
	    affiliates for the current year or any of the past three years;
	(B) a director who accepts any compensation from the Corporation or any
	    of its affiliates in excess of $60,000 during the previous fiscal
	    year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;
	(C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;
	(D) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and
	(E) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

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	At least one member of the Audit Committee shall have accounting or related financial management expertise. The Audit Committee shall include such other members as the Board deems necessary and appropriate to ensure a balance of expertise. New members of the Audit Committee will participate in an orientation session covering the function of the Audit Committee, the financial reporting functions of the Company, and such other matters as are appropriate to facilitate new members' performance as members of the Audit Committee.

	The members of the Audit Committee shall be recommended by the Chairman of the Board and elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.    Meetings

	The Audit Committee shall meet at least four times annually, or more frequently as circumstances warrant. The Audit Committee should meet at least annually with management and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. Following each meeting, the Audit Committee shall report its activities in writing, to the full Board of Directors.

IV.     Reports to the Board

	The Committee shall report to the full Board at least annually, and at such other times as might be requested by the Chairman of the Board.

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